FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2020 RESULTS

•	Occupancy of 97.1%; Cash Same Store NOI Grew 8.4%; Cash Rental Rates Were Up 10.8%

•	Collected 97% of March Billings and 93% of April Billings To-Date

•	Issued Revised Guidance Related to Business Impact of COVID-19 Pandemic

•	Placed in Service Ferrero Build-to-Suit Development at PV303 in Phoenix; $53.0 Million Total Investment

•	Acquired Nottingham Ridge Logistics Center, a 751,000 Square-Foot Two-Building Development Forward in Baltimore; $82.0 Million Expected Total Investment; 15% Pre-Leased

•	Acquired First Park Miami, a 63-Acre Infill Land Site for $48.9 Million

•	Acquired a 23,000 Square-Foot Building in the East Bay Market of Northern California Along with a Land Site and a Building for Redevelopment in Southern California for a Total of $21.3 Million

•	Completed $26.5 Million of Asset Sales in 1Q20; Additional $13.5 Million Closed in 2Q20 To-Date

CHICAGO, April 22, 2020 - First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter of 2020. Diluted net income available to common stockholders per share (EPS) was $0.32 compared to $0.19 a year ago.

First Industrial’s first quarter FFO was $0.45 per share/unit on a diluted basis, compared to $0.41 per share/unit a year ago. Excluding the income related to an insurance settlement, severance costs related to the closure of our Indianapolis office and costs related to the projected vesting of equity awards for retirement-eligible employees, first quarter 2020 FFO per share/unit remained $0.45.

“Our first quarter financial results and portfolio performance were strong, reflecting the economic and industry conditions prior to the impact of the COVID-19 pandemic on the U.S. economy,” said Peter E. Baccile, First Industrial's president and chief executive officer. “With our strong balance sheet, quality portfolio and dedicated team, our company is built to perform and serve our customers well through this turbulent environment.”

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Tenant Rent Collections During COVID-19 Pandemic

•	At the end of March, collected 97% of March billings which is in line with pre-COVID-19 monthly collections.

•	As of April 22nd, collected 93% of April billings including rent from Pier 1 Imports for a 644,000 square-foot facility in Baltimore.

Portfolio Performance

•	In service occupancy was 97.1% at the end of the first quarter of 2020, compared to 97.6% at the end of the fourth quarter of 2019, and 97.3% at the end of the first quarter of 2019.

•	Tenant retention of square footage up for renewal was 68.9% for the first quarter.

•
Same property cash basis net operating income (“SS NOI”) increased 8.4%. Lower free rent accounted for 4.1%, with the remainder primarily reflecting contractual rent escalations and increased rental rates on leasing, partially offset by slightly lower average occupancy.

•	In the first quarter, rental rates increased 10.8% on a cash basis and 26.5% on a straight-line basis; leasing costs were $2.70 per square foot.

Development Activity

During the first quarter, the Company:

•	Placed in service the 644,000 square-foot Ferrero build-to-suit development at PV303 in Phoenix; total investment of $53.0 million and a stabilized yield of 7.9%.

Investment and Disposition Activities

In the first quarter, the Company:

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Acquired Nottingham Ridge Logistics Center, a two-building development forward totaling 751,000 square feet in Baltimore. The total estimated investment is $82.0 million with an expected cash yield of 5.7%. The project is currently 15% pre-leased.

•	Acquired a 63-acre infill site for development of First Park Miami for $48.9 million; potentially buildable up to 1.2 million square feet.

•	Acquired a 23,000 square-foot building in the East Bay market of Northern California for $4.9 million.

•	Acquired a land site in the Inland Empire East and a building for redevelopment in the South Bay submarket of Los Angeles for a total of $16.4 million.

•	Sold remaining 9-building portfolio in Tampa comprised of 226,000 square feet for $26.5 million.

In the second quarter to date, the Company:

•	Acquired a 39,000 square-foot building in the East Bay market of Northern California for $9.1 million.

•	Sold two buildings totaling 191,000 square feet located in Detroit and Chicago for a total of $13.5 million.

Capital

During the first quarter, the Company:

•
Paid a common dividend of $0.25 per share/unit for the quarter ending March 31, 2020 on April 20, 2020 to stockholders of record on March 31, 2020, as previously disclosed. The new dividend rate represented an 8.7% increase from the prior rate of $0.23 per share/unit.

In the second quarter to date, the Company:

•	Paid off a $15.1 million mortgage loan at an interest rate of 6.5%.
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“Our balance sheet is well-positioned to weather the economic impact of COVID-19,” said Scott Musil, Chief Financial Officer. “We entered this period with low leverage, significant liquidity, a staggered debt maturity schedule and one of the lowest AFFO payout ratios in the REIT sector.”

Outlook for 2020

“The COVID-19 pandemic has caused a pause in our nation’s economic activity including that of some of our tenants,” said Mr. Baccile. “While our sector may benefit from widespread and accelerated adoption of e-commerce and increasing inventories, we are reducing our 2020 guidance to reflect a reserve for potential tenant defaults and slightly lower occupancy.”

	Low End of	High End of
	Guidance for 2020	Guidance for 2020
	(Per share/unit)	(Per share/unit)
Net Income	0.91	1.01
Add: Real Estate Depreciation/Amortization	0.99	0.99
Less: Net Gain on Sale of Real Estate Through April 22, 2020	(0.17)	(0.17)

FFO (NAREIT Definition) (1)	$1.73	$1.83

(1)
FFO before severance costs related to the closure of our Indianapolis office, retirement benefit expense for accelerated vesting of equity awards and gain related to the final settlement of an insurance claim for a damaged property remains unchanged at $1.73 to $1.83 per share/unit.

The following assumptions were used:

•	Average quarter-end in service occupancy of 96.0% to 97.0%, a reduction of 100 basis points at the midpoint. This assumes Pier 1 Imports vacates July 1st.

•
Same property NOI growth on a cash basis before termination fees of 2.75% to 4.25% for the full year, a decrease of 125 basis points at the midpoint. This range assumes 2020 bad debt expense of $3.0 million, including approximately $300,000 realized in 1Q20. This is an increase of $1 million from prior guidance and excludes any potential non-cash write-offs of deferred rent receivables related to tenants that are having financial difficulties.

•
General and administrative expense of approximately $31.0 million to $32.0 million. This range excludes $1.2 million of severance costs related to the closure of our Indianapolis office and retirement benefit expense for accelerated vesting of equity awards.

•
Guidance includes the incremental costs expected in 2020 related to the Company’s developments completed and under construction as of March 31, 2020. In total, the Company expects to capitalize $0.04 per share of interest in 2020.

•	Guidance reflects the second quarter payoff of an approximately $15.1 million secured debt maturity with an interest rate of 6.5%.

•	Guidance reflects the impact of the expected sale of the 618,000 square-foot building in Phoenix for $55 million in 3Q20.

•	Other than the above, guidance does not include the impact of:

◦	any other future debt repurchases prior to maturity or future debt issuances,

◦	any future investments or property sales,

◦	any future gain related to the final settlement of one insurance claim for a damaged property previously disclosed, or

◦	any future equity issuances.

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Conference Call

First Industrial will host its quarterly conference call on Thursday, April 23, 2020 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 4893626. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2020 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.1 million square feet of industrial space as of March 31, 2020. For more information, please visit us at www.firstindustrial.com.
Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," “plan, "intend," “anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and

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changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2019, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:     Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2020	2019
Statements of Operations and Other Data:
Total Revenues	$110,343	$104,541
Property Expenses	(29,081)	(30,168)
General and Administrative (a)	(9,251)	(6,802)
Depreciation of Corporate FF&E	(194)	(200)
Depreciation and Other Amortization of Real Estate	(30,737)	(29,855)
Total Expenses	(69,263)	(67,025)
Gain (Loss) on Sale of Real Estate	13,993	(208)
Interest Expense	(12,804)	(12,767)
Amortization of Debt Issuance Costs	(788)	(831)
Income from Operations Before Equity in (Loss) Income of Joint Venture and Income Tax Benefit (Provision)	$41,481	$23,710
Equity in (Loss) Income of Joint Venture	(29)	844
Income Tax Benefit (Provision)	77	(214)
Net Income	$41,529	$24,340
Net Income Attributable to the Noncontrolling Interest	(895)	(537)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$40,634	$23,803
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$40,634	$23,803
Depreciation and Other Amortization of Real Estate	30,737	29,855
Noncontrolling Interest	895	537
(Gain) Loss on Sale of Depreciable Real Estate	(13,993)	208
Gain on Sale of Real Estate from Joint Venture	—	(967)
Income Tax Provision - Gain on Sale of Real Estate from Joint Venture	—	218
Funds From Operations (NAREIT) ("FFO") (b)	$58,273	$53,654
Amortization of Stock Based Compensation	3,641	1,762
Amortization of Debt Discounts and Hedge Costs	104	25
Amortization of Debt Issuance Costs	788	831
Depreciation of Corporate FF&E	194	200
Non-incremental Building Improvements	(1,505)	(1,551)
Non-incremental Leasing Costs	(3,498)	(3,598)
Capitalized Interest	(1,558)	(944)
Capitalized Overhead	(1,720)	(794)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,171)	(3,075)
Adjusted Funds From Operations ("AFFO") (b)	$51,548	$46,510

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended
	March 31,	March 31,
	2020	2019
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$40,634	$23,803
Interest Expense	12,804	12,767
Depreciation and Other Amortization of Real Estate	30,737	29,855
Severance and Retirement Benefit Expense (a)	1,204	—
Income Tax Benefit	(77)	(4)
Income Tax Provision - Gain on Sale of Real Estate from Joint Venture	—	218
Noncontrolling Interest	895	537
Amortization of Debt Issuance Costs	788	831
Depreciation of Corporate FF&E	194	200
(Gain) Loss on Sale of Real Estate	(13,993)	208
Gain on Sale of Real Estate from Joint Venture	—	(967)
Adjusted EBITDA (b)	$73,186	$67,448
General and Administrative (a)	8,047	6,802
FFO from Joint Venture	29	123
Net Operating Income ("NOI") (b)	$81,262	$74,373
Non-Same Store NOI	(8,391)	(4,147)
Same Store NOI Before Same Store Adjustments (b)	$72,871	$70,226
Straight-line Rent	154	(2,840)
Above (Below) Market Lease Amortization	(257)	(259)
Lease Termination Fees	(616)	(571)
Same Store NOI (Cash Basis without Termination Fees) (b)	$72,152	$66,556

Weighted Avg. Number of Shares/Units Outstanding - Basic	129,070	128,818
Weighted Avg. Number of Shares Outstanding - Basic	126,934	126,194

Weighted Avg. Number of Shares/Units Outstanding - Diluted	129,400	129,178
Weighted Avg. Number of Shares Outstanding - Diluted	127,111	126,456

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$40,634	$23,803
Less: Allocation to Participating Securities	(59)	(60)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$40,575	$23,743
Basic and Diluted Per Share	$0.32	$0.19

FFO (NAREIT) (b)	$58,273	$53,654
Less: Allocation to Participating Securities	(172)	(137)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$58,101	$53,517
Basic Per Share/Unit	$0.45	$0.42
Diluted Per Share/Unit	$0.45	$0.41

Common Dividends/Distributions Per Share/Unit	$0.25	$0.23

Balance Sheet Data (end of period):	March 31, 2020	December 31, 2019
Gross Real Estate Investment	$3,999,445	$3,830,209
Total Assets	3,662,774	3,518,828
Debt	1,644,783	1,483,565
Total Liabilities	1,871,793	1,720,565
Total Equity	$1,790,981	$1,798,263

a)	Three Months Ended March 31, 2020
General and Administrative per the Form 10-Q	$9,251
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$8,047

b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in a joint venture. For the three months ended March 31, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus amortization of stock based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. For AFFO purposes, we also exclude the income tax provision or benefit related to the gain or loss on sale of real estate, which is comparable to the NAREIT FFO treatment. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2019 and held as an in service property through the end of the current reporting period (including nine land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2019 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint venture, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.